Exhibit 99.1

For Immediate Release

Aerospace and Defense Executive Jim Allen Joins DLH Board of Directors
Atlanta, Georgia (July 18, 2017)-DLH Holdings Corp. (NASDAQ: DLHC) today announced the appointment of James P. Allen to its board of directors effective immediately.

“Jim has been in leadership positions at some of our industry’s finest organizations for years including serving and adding value at the board level,” said DLH President and Chief Executive Officer Zach Parker. “He brings a wealth of financial experience and corporate development-related acumen to our company, and his counsel will be invaluable as we continue to grow the business and improve our long-term financial performance."

Mr. Allen has worked for more than 40 years as a senior financial executive in the aerospace, defense, and Federal Government information technology (IT) services industries. He previously served as executive vice president and chief financial officer (CFO) of Global Defense Technology & Systems, Inc. (now known as Sotera Defense Solutions, Inc.), a provider of mission-critical systems and services to the national security agencies of the Federal Government. Prior to this, Mr. Allen served as the senior vice president and CFO of Veridian Corporation, a publicly traded Federal IT services contractor. He also has served as CFO for both GRC International, Inc., and CACI International Inc., publicly traded companies in the Federal IT services sector. His experience covers a broad range of public and private financing activities and extensive work in investor relations as well as mergers and acquisitions.

“Jim Allen’s experience driving growth, effectively deploying capital, and meeting compliance requirements are well aligned with our priorities. He will be a great addition to our team and play an important role in the continued success of DLH,” added DLH CFO Kathryn JohnBull.

Mr. Allen currently serves on the boards of several companies in the Federal technology services sector including the following: non-executive chair of the board of Applied Research Associates, Inc.; member of the board of directors, chair of the audit committee, and member of the compensation committee of NCI, Inc.; and a director of Preferred Systems Solutions, Inc.

About DLH
DLH (NASDAQ: DLHC) serves clients throughout the United States as a healthcare and human services provider to the Federal Government. The company’s three primary market domains include defense and veterans’ health services, human services and solutions, and public health and life sciences. DLH has more than 1,400 employees working throughout the country. For more information, visit the corporate website at www.dlhcorp.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the company or its management "believes," "expects," "anticipates," "plans," “intends,” and similar expressions) should be considered forward-looking statements that involve risks and uncertainties that could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. For a discussion of such risks and uncertainties, see “Risk Factors” in the company’s periodic reports filed with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended September 30, 2016. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. The company does not assume any responsibility for updating forward-looking statements.

CONTACTS:

COMMUNICATIONS	INVESTOR RELATIONS
Contact: Tiffany McCall	Contact: Chris Witty
Phone: 404-334-6000	Phone:646-438-9385
Email:tiffany.mccall@dlhcorp.com	Email:cwitty@darrowir.com